Exhibit 4.1
Form of Common Stock Certificate
[ SEE REVERSE SIDE FOR THE RESTRICTIVE LEGEND]

COMMON STOCK	COMMON STOCK
NUMBER	SHARES
TWPG ___	___
[Thomas Weisel Partners Group, Inc. Logo]
THOMAS WEISEL PARTNERS GROUP, INC.
Incorporated Under the Laws of the State of Delaware
See reverse side for certain
definitions and a statement
as to the rights, preferences
and restrictions on shares.
CUSIP: 884481 10 2
     THIS CERTIFIES THAT ___is the owner of ___FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF THOMAS WEISEL PARTNERS GROUP, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[Thomas Weisel Partners Group, Inc. Corporate Seal]

/s/		/s/

Secretary		Chairman and Chief Executive Officer

Countersigned and Registered:

Transfer Agent and Registrar

By:	/s/

Authorized Signature

THOMAS WEISEL PARTNERS GROUP, INC.
     The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative participating, optional, or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common
COM PROP – as community property

UNIF GIFT MIN ACT—		Custodian

	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

UNIF TRF MIN ACT—		Custodian (until age ___)

(Cust)

(Minor)

under Uniform Transfers to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.
For value received, ___hereby sell(s), assign(s) and transfer(s) unto:
(PLEASE INSERT SOCIAL SECURITY
NUMBER OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE)
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)
___shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___attorney-in-fact to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

X

Dated:	X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.
[Insert any restrictive legend.]
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.